EXHIBIT 3(i).3

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               FUNDAE CORPORATION

Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended , added or deleted)

ARTICLE I. NAME: The name of the corporation shall be: Fundae Corporation. The principal place of business of this corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480.

To be amended as follows:

ARTICLE I.  NAME:   The  name  of  the  corporation shall be:  cmerun, inc.  The principal place of business of this corporation shall be 222 Lakeview Ave., PMB160-146, West Palm Beach, FL 33401.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

                  n/a

THIRD:            The date of each amendment's adoption:       December 2, 1999

FOURTH:           Adoption of Amendment(s) check one:

____X__           The amendment(s) was/were approved by the shareholders.   The
                  number of votes cast for the amendment(s) was/were sufficient for approval.

________ The amendment(s) was/were approved by the shareholders through voting groups.




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                  The following  statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

                  "The number of votes cast for the amendment(s) was/were sufficient for approval by
                  ----------------------------------------------------------."
                                 (Voting Group)

________ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

________ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

         Signed this 2nd day of December, 1999.


BY:      /s/A. Rene Dervaes
         -----------------------------------------
         A. Rene Dervaes, President/Director